SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 25, 2023

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Separation of Janice Bolomey

Pursuant to a Current Report on Form 8-K filed on March 30, 2023, the Registrant announced that Ms. Janice Bolomey, the Registrant’s Executive Vice President, Director of Sales and Chief Administrative Officer, was resigning effective June 30, 2023 (the “Separation Date”).

On May 25, 2023, the Registrant and Unity Bank, the Registrant's wholly owned subsidiary and a New Jersey State chartered commercial bank (the "Bank"), entered into a Separation Agreement and General Release (the “Separation Agreement”) with Ms. Bolomey, reflecting the terms of Ms. Bolomey’s resignation. In consideration for Ms. Bolomey execution of the Separation Agreement and the release of claims relating thereto, Ms. Bolomey will be entitled to the following benefits under the Separation Agreement:

●	payment of Ms. Bolomey’s annual base salary in accordance with the Registrant’s usual payroll method until the sooner of: one (1) year after the Separation Date (for a total gross amount equal to $265,000); or the date that Ms. Bolomey obtains full time employment (the “Separation Period”);

●	payment of Ms. Bolomey’s premiums for continued health benefits provided under COBRA during the Separation Period.

●	in lieu of any additional equity compensation Ms. Bolomey would have been entitled to due to her service in 2023, a cash payment equal to the closing price of Registrant’s common stock on the Separation Date multiplied by 8,500 (subject to applicable deductions and required withholdings);

●	any unvested options to purchase the Registrant’s common stock will continue to vest until the Separation Date in accordance with their terms notwithstanding Ms. Bolomey’s separation of service;

Subject to certain exceptions and limitations, the Separation Agreement includes a general release of claims by Ms. Bolomey in favor of the Registrant and the Bank and certain related persons and parties, and customary confidentiality, non-solicitation and non-disparagement provisions. The Separation Agreement also includes certain other customary representations, warranties and covenants of Ms. Bolomey. The Separation Agreement supersedes all other agreements or arrangements between Ms. Bolomey and the Registrant regarding the subject matter of the agreement, including those with respect to severance payments and benefits.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Separation Agreement and General Release Agreement with Janice Bolomey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: May 25, 2023
	By:	/s/ George Boyan
George Boyan
Executive Vice President and Chief Financial Officer